Exhibit 10.2.3

EXECUTION VERSION

SECOND AMENDMENT TO LOAN FINANCING AND SERVICING AGREEMENT, dated as of November 12, 2020 (this “Amendment”), among GSO DOWNING STREET LLC, as borrower (the “Borrower”), GSO DIRECT LENDING FUND-D LP, as servicer (the “Servicer”), each LENDER from time to time party hereto, the AGENTS for the Lender Groups from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, an “Agent”), DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”), as facility agent (in such capacity, the “Facility Agent”) and U.S. BANK NATIONAL ASSOCIATION, as collateral agent and collateral custodian.

WHEREAS, the Borrower, the Servicer, the Collateral Agent, the Collateral Custodian, the Facility Agent and each Lender party thereto are party to the Loan Financing and Servicing Agreement, dated as of October 11, 2018 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower, the Servicer, the Facility Agent and the Lenders have agreed to amend the Loan Agreement in accordance with Section 17.2 of the Loan Agreement and subject to the terms and conditions set forth herein; and

WHEREAS, the Facility Agent hereby authorizes and directs U.S. Bank National Association in its capacity as collateral agent and collateral custodian to acknowledge this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement and the Sale and Contribution Agreement.

ARTICLE II

Amendments

SECTION 2.1. Amendments to the Loan Agreement. As of the date of this Amendment, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

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ARTICLE III

Conditions to Effectiveness

SECTION 3.1. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a) the execution and delivery of this Amendment by each party hereto; and

(b) all fees (including reasonable and documented fees, disbursements and other charges of counsel) due to the Lenders on or prior to the effective date of this Amendment have been paid in full.

ARTICLE IV

Representations and Warranties

SECTION 4.1. The Borrower hereby represents and warrants to the Facility Agent that, as of the date first written above, (i) no Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

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SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.6. Electronic Signatures. The parties agree that this Agreement may be executed and delivered by electronic signatures (including by facsimile or electronic transmission (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Borrower and reasonably available at no undue burden or expense to the Collateral Agent), and that the signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility. Delivery of an executed counterpart signature page of this Agreement by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The Collateral Agent shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

GSO DOWNING STREET LLC, as Borrower By: GSO Direct Lending Fund-D LP, its member By: GSO Direct Lending Fund-D Associates LLC, its general partner

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney Title: Authorized Signatory

[Signature Page to Second Amendment to LFSA]

GSO DIRECT LENDING FUND-D LP, as Servicer By: GSO Direct Lending Fund-D Associates LLC, its general partner

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney Title: Authorized Signatory

[Signature Page to Second Amendment to LFSA]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:	/s/ Amit Patel
Name: Amit Patel Title: Managing Director

By:	/s/ Ho Min Kwak
Name: Ho Min Kwak Title: Vice President

[Signature Page to Second Amendment to LFSA]

DEUTSCHE BANK AG, NEW YORK BRANCH, as an Agent and as a Committed Lender

By:	/s/ Amit Patel
Name: Amit Patel Title: Managing Director

By:	/s/ Ho Min Kwak
Name: Ho Min Kwak Title: Vice President

[Signature Page to Second Amendment to LFSA]

ACKNOWLEDGED AND AGREED as of the date first set forth above: U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Ralph J. Creasia, Jr.
Name: Ralph J. Creasia, Jr. Title: Senior Vice President

[Signature Page to Second Amendment to LFSA]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Custodian

By:	/s/ Kenneth Brandt
Name: Kenneth Brandt Title: Assistant Vice President

[Signature Page to Second Amendment to LFSA]

APPENDIX A

EXECUTION VERSION

Conformed through ~~Omnibus~~Second Amendment, dated as of ~~September 9,~~

~~2019~~November 12, 2020

LOAN FINANCING AND SERVICING AGREEMENT

dated as of October 11, 2018

GSO DOWNING STREET LLC,

as Borrower

GSO DIRECT LENDING FUND-D LP,

as Servicer

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Facility Agent

THE OTHER AGENTS PARTIES HERETO,

and

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent and as Collateral Custodian

any other Person, the President, Chief Financial Officer, Executive Vice President or any Vice President.

“Extension Request” has the meaning set forth in Section 2.6.

“Facility” means the loan facility to be provided to the Borrower pursuant to, and in accordance with, this Agreement.

“Facility Agent” has the meaning set forth in the Preamble.

“Facility Amount” means (a) prior to the end of the Revolving Period, $~~250,000,000,~~205,229,761.32, unless this amount is permanently reduced pursuant to Section 2.5 or increased pursuant to Section 2.8, in which event it means such lower or higher amount and (b) from and after the end of the Revolving Period, the aggregate principal amount of all the Advances outstanding.

“Facility Termination Date” means the earlier of (i) the date that is twenty-four months after the last day of the Revolving Period and (ii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2.

“Facility Termination Event” means any of the events described in Section 13.1.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” has the meaning set forth in Section 8.4.

“Fees” has the meaning set forth in Section 8.4.

“FILO Loan” means any Loan that (i) becomes, by its terms, subordinate in right of payment to one or more other obligations of the related Obligor, in each case issued under the same Underlying Instruments as such Loan, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to

“Revolving Period” means the period of time starting on the Effective Date and ending on the earliest to occur of (i) (a) October 11, ~~2021 or,~~2021, (b) if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and each Agent or (c) the date the Borrower provides notice to the Facility Agent of termination of the Revolving Period, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 or (iii) the occurrence of a Facility Termination Event.

“Sale Agreement” means the Sale and Contribution Agreement, dated as of the date hereof, by and between the Equityholder, as seller, and the Borrower, as purchaser.

“Sanctioned Countries” has the meaning set forth in Section 9.29(a).

“Sanction Target” has the meaning set forth in Section 9.29(a).

“Sanctions” has the meaning set forth in Section 9.29(a).

“Schedule of Collateral Obligations” means the list or lists of Collateral Obligations attached to each Asset Approval Request. Each such schedule shall identify the assets that will become Collateral Obligations, shall set forth such information with respect to each such Collateral Obligation as the Borrower or the Facility Agent may reasonably require and shall supplement any such schedules attached to previously-delivered Asset Approval Requests.

“Scheduled Collateral Obligation Payment” means each periodic installment payable by an Obligor under a Collateral Obligation for principal and/or interest in accordance with the terms of the related Underlying Instrument.

“Second Lien Loan” means any Loan (including any portion of a loan designated as “Second Lien Loan” by the Facility Agent in the related Asset Approval Request) that (i) is not (and that by its terms is not permitted to become) subordinate in right of payment to any other obligation of the related Obligor other than a First Lien Loan with respect to the liquidation of such Obligor or the collateral for such Loan and (ii) is secured by a valid second priority perfected Lien to or on specified collateral securing the related Obligor’s obligations under the Loan, which Lien is not subordinate to the Lien securing any other debt for borrowed money other than a First Lien Loan on such specified collateral (subject to Liens permitted under the applicable Underlying Instrument that are reasonable for similar loans and, if permitted to secure borrowed money in excess of $500,000 and rank in priority senior to or pari passu with such Second Lien Loan, whether individually or in the aggregate, are set forth on the related Asset Approval Request); provided that, if, as of any date, the portion of a FILO Loan or Unitranche Loan designated as a “Second Lien Loan” by the Facility Agent improves such that the Leverage Multiple with respect to such portion as of such date is lower than the related Original Leverage Multiple, the Servicer may present such change to the Facility Agent who may re-determine the designation in its sole discretion.

“Secondary Servicer Fee” means with respect to any Distribution Date, the fee payable to the Servicer or successor Servicer (as applicable) for services rendered during the related Collection Period, which shall be equal to one-fourth of the product of (i) the Secondary Servicer Fee Percentage multiplied by (ii) the average of the values of the aggregate Collateral Obligation principal of the Advances evidenced thereby and each payment of principal thereon. Such notations shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error; provided, that the failure to make any such notations shall not limit or otherwise affect any of the Obligations or any payment thereon.

Section 2.4 Repayment and Prepayments. (a) The Borrower shall repay the Advances outstanding (i) on each Distribution Date to the extent required to be repaid hereunder and funds are available therefor pursuant to Section 8.3 and (ii) in full on the Facility Termination Date.

(b) Prior to the Facility Termination Date, the Borrower may, from time to time, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Advance using Principal Collections on deposit in the Principal Collection Account or other funds available to the Borrower on such date; provided, that

(i) all such voluntary prepayments shall require prior written notice to the Facility Agent (with a copy to the Collateral Agent and each Agent) by 11:00 a.m. two

(2) Business Days prior to such voluntary prepayment;

(ii) all such voluntary partial prepayments shall be in a minimum amount of $1,000,000; and

(iii) each prepayment shall be applied on the Business Day received by the Collateral Agent, on behalf of the Facility Agent, if received by 3:00 p.m., New York City time, on such day by the Collateral Agent as Amount Available constituting Principal Collections pursuant to Section 8.3(a) as if (x) the date of such prepayment were a Distribution Date and (y) such prepayment occurred during the Collection Period to which such Distribution Date relates.

Each such prepayment shall be subject to the payment of any amounts required by Section 2.5(b) (if any) resulting from a prepayment or payment.

Section 2.5 Permanent Reduction of Facility Amount. (a) The Borrower may at any time ~~(x) during the Revolving Period if an Extension Request has been rejected by any Lender or (y) after the end of the Revolving Period, in each case~~ upon five Business Days’ prior written notice to the Facility Agent and each Agent (with a copy to the Collateral Agent), permanently reduce the Facility Amount (i) in whole upon payment in full (in accordance with Section 2.4) of the aggregate outstanding principal amount of all Advances) or (ii) in part by any pro rata amount that the Facility Amount exceeds the aggregate outstanding principal amount of all Advances (after giving effect to any concurrent prepayment thereof). In connection with any permanent reduction of the Facility Amount under this Section 2.5(a), the Commitment of each Committed Lender shall automatically, and without any further action by any party, be reduced pro rata with all other Committed Lenders such that the sum of all Commitments will equal the newly reduced Facility Amount.

(b) Notwithstanding anything to the contrary herein, the Borrower may permanently reduce the Facility Amount at any time, provided that if such reduction occurs at any time other than those specified in Section 2.5(a), it shall, unless any Lender has, prior to the date of such permanent reduction in whole or in part, declined an Extension Request, pay the applicable Prepayment Fee to the Collateral Agent, for the respective accounts of the Lenders.

(c) Unless otherwise notified in writing by the Borrower to the Facility Agent in connection with a prepayment, any prepayment under this Section 2.5 must also be accompanied by a concurrent reduction of Commitments pursuant to Section 2.5 in an identical amount.

Section 2.6 Extension of Revolving Period. The Borrower may, at any time after the first anniversary of the Effective Date and prior to the date that is 45 days prior to the last date of the Revolving Period, deliver a written notice to each Agent (with a copy to the Collateral Agent and the Facility Agent) requesting an extension of the Revolving Period for an additional twelve months (each qualifying request, an “Extension Request”). Each Lender may approve or decline an Extension Request in its sole discretion; provided, that the Lenders shall respond to an Extension Request in writing not later than 30 days following receipt of such Extension Request, and if any Lender does not respond in writing by the end of such 30 day period it shall be deemed to have denied such Extension Request. No request by the Borrower to extend the Revolving Period shall be considered an “Extension Request” if such request is conditioned on an amendment to any other provision of the Transaction Documents.

Section 2.7 Calculation of Discount Factor.

(a) In connection with the purchase of each Collateral Obligation and prior to such Collateral Obligation being purchased by the Borrower and included in the Collateral, the Facility Agent will assign (in its sole discretion) a Discount Factor for such Collateral Obligation.

(b) If, but only if, a Revaluation Event occurs with respect to any Collateral Obligation, the Discount Factor of such Collateral Obligation may be amended by the Facility Agent, in its sole discretion. The Facility Agent will provide written notice of the revised Discount Factor to the Borrower, the Collateral Agent and the Servicer. The Collateral Agent shall forward a copy of such notice to each Agent. To the extent the Servicer has actual knowledge or, pursuant to the terms of the applicable Underlying Instruments, has received notice of any Revaluation Event with respect to any Collateral Obligation, the Servicer shall give prompt notice thereof to the Facility Agent and the Collateral Agent (but, in any event, not longer than two Business Days after it receives notice or gains actual knowledge thereof). The Collateral Agent shall forward a copy of such notice to each Agent.

(c) The Facility Agent will provide written notice of each revised Discount Factor to the Borrower, the Servicer, each Agent and the Collateral Agent.

Section 2.8 Increase in Facility Amount. The Borrower may, with the prior written consent of the Facility Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion), (i) within three (3) months of the Omnibus Amendment Effective Date, increase the Commitment of the existing Lender Groups (pro rata) to an aggregate Facility Amount of $250,000,000, (ii) increase the Commitment of the existing Lender Groups (pro rata), (iii) add additional Lender Group and/or (iv) increase the Commitment of any

Annex B

Lender	Commitment
Deutsche Bank AG, New York Branch	$	~~250,000,000~~	205,229,761.32

B- 1